EXHIBIT 10.1


                               MEM COMPANY, INC.
                      1987 NON-QUALIFIED STOCK OPTION PLAN




1.         Purpose

           The purpose of this 1987 Non-Qualified Stock Option Plan (the "Plan") is to encourage and enable selected management and other key employees of MEM Company, Inc. (the "Company") and its subsidiaries to acquire a proprietary interest in the Company through the ownership of common stock of the Company.
Such ownership will provide such employees with a more direct stake in the future welfare of the Company, and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries. Pursuant to the Plan, such employees will be offered the opportunity to acquire such common stock through the grant of non-qualified stock options.

           As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 425 of the Internal Revenue Code of 1986, as amended.

2.         Administration of the Plan

           The Plan shall be administered by a Stock Option Committee (the "Committee") as appointed from time to time by the Board of Directors of the Company (the "Board"), which committee shall consist of not less than three (3) members of such Board. None of the members of the Committee shall be eligible to be granted options under the Plan.

           In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision made by the Committee with regard to any question arising under the Plan shall be final and conclusive on all employees of the Company and its subsidiaries participating or eligible to participate in the Plan. The Committee shall determine the employees to whom, and the time or times at which, grants shall be made, the number of options to be included in the grants, and the option price. A majority of the entire Committee shall constitute a quorum, and the action of a majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee.

3.         Shares of Stock Subject to the Plan

           Except as provided in subparagraphs 7(g) and 7(h) and paragraph 8, the number of shares that may be issued or transferred pursuant to the exercise of options granted under the Plan shall not exceed 240,000 shares of the $.05 par value common stock of the Company (the "Common Stock"). Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be subject to an option right under the Plan.

4.         Eligibility

           Options may be granted only to management and other key employees who are employed by the Company or its subsidiaries. An option may be granted to a director of the Company who is not also a member of the Committee, provided that the director is also an officer or key employee. An employee who has been granted an option may, if otherwise eligible, be granted additional options. Notice shall be given to each employee to whom an option has been granted within a reasonable time after the date of such grant.

5.         Duration of the Plan

           Subject to the provisions of paragraph 9, the Plan shall terminate (the "Date of Termination") on the earlier of (i) when all shares subject or which may become subject to the Plan shall have been purchased pursuant to the exercise of options granted under the Plan or (ii) 10 years from the date the Plan is adopted by the Board. No options may be granted or exercised after the Date of Termination.

6.         Options

           Non-qualified options shall be evidenced by stock option agreements in such form, not inconsistent with this Plan, as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

           (a) Option Price. The purchase price under each option shall be 100% of the fair market value (determined in good faith by the Committee) of the Common stock at the time the option is granted, but in no case less than the par value of such Common Stock.

           (b) Procedure for Exercise. Options may be exercised in whole or in part by written notice to the Secretary of the Company, which notice shall specify the date the option to be exercised was granted and the number of whole shares of stock to which such exercise applies.

           (c) Medium and Time of Payment. Stock purchased pursuant to an option agreement shall be paid for in full in cash at the time of purchase. Upon receipt of payment the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of an option or options that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise.

7.         Provisions Relating to Options

           Option rights granted under paragraph 6 shall be subject to the following additional provisions:

           (a) Waiting Period. The waiting period and time for exercising an option shall be prescribed by the Committee in each particular case provided, however, that no option may be exercised after the Date of Termination.

           (b) Rights as a Stockholder. A recipient of options shall have no right as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

           (c) Non-Assignability of Options. No option shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. During the life of a recipient, options shall be exercisable only by him.

           (d) Effect of Termination of Employment or Death. No option shall be exercisable after termination of employment with the Company or a subsidiary unless such termination of employment occurs by reason of retirement with the consent of the Company or death. In the event of the retirement of a recipient of options with the consent of the Company, the options or unexercised portions thereof which were otherwise exercisable on the date of retirement shall expire unless exercised within a period of three (3) months after the date of retirement. Option rights shall not be affected by any change of employment as long as the recipient continues to be employed by either the Company or a subsidiary. In the event of the death of a recipient of options while an employee of the Company or any subsidiary of the Company or in the event of the death of the recipient within the three (3) month period following termination of employment by reason of retirement with the consent of the Company, the options which were otherwise exercisable on the date of termination of employment shall be exercisable by his personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of his death. In no event, however, shall an option be exercisable after the Date of Termination. In the event that a recipient ceases to be an employee of the Company or of any subsidiary of the Company for any reason, including death or retirement, prior to the lapse of the applicable waiting period, his option shall terminate and be null and void. Nothing in the Plan or in any option shall confer any right to continue in the employ of the Company or any subsidiary or interfere in any way with the right of the Company or any of its subsidiaries to terminate employment at any time. The Committee's determination that the employment of a recipient of options has terminated and the date thereof shall be final and conclusive on all persons affected thereby.

           (e) Leave of Absence. In the case of a recipient on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall an option be exercisable after the Date of Termination.

           (f) Recapitalization. In the event that dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate five percent (5%) of the Common Stock issued and outstanding at the beginning of the year, or in the event there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than five percent (5%) of the shares outstanding at the beginning of the year, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any options theretofore granted shall be increased or decreased proportionately, as the case may be without change in the aggregate purchase price. Common Stock dividends, splits, subdivisions or combinations during any fiscal year which do not exceed in the aggregate five percent (5%) of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of the Plan.

           (g) Sale or Reorganization. In case the Company is merged or consolidated with another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or appropriate stock of the merged, consolidated, or otherwise reorganized corporation, provided only that the excess of the aggregate fair market value of the shares subject to options outstanding under the Plan immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or (ii) give written notice to recipients that their options, which will become immediately exercisable notwithstanding any waiting period otherwise prescribed by the Committee, must be exercised within sixty (60) days of the date of such notice or they will be terminated.

           (h) General Restrictions. Each option granted under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in condition with, the granting of such option or the issue, transfer, or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

           The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law. The Board or the Committee may, in connection with the granting of each option, require the individual to whom the option is to be granted to enter into an agreement with the Company stating that as a condition precedent to each exercise of the option, in whole or in part, he shall if then required by the Company represent to the Company in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board or the Committee may prescribe.

8.         Termination and Amendment of the Plan

           The Board shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of a recipient under any option right theretofore granted under the Plan; and, provided, further, that unless first duly approved by the holders of Common Stock entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purposes, except as provided in subparagraphs 7(g) and 7(h), no amendment or change shall be made to the Plan
(a) increasing the total number of shares which may be issued or transferred under the Plan; (b) changing the purchase price hereinbefore specified for the shares subject to options; or (c) extending the period during which options may be granted or exercised under the Plan.

9.         Effective Date of the Plan

           The Plan shall become effective on the date of its adoption by the Board, subject, however, to approval of the Plan by the vote of the holders of a majority of the shares of stock of the Company outstanding, entitled to vote, and voting at the annual meeting of the stockholders of the Company held in 1987, provided that the total vote cast represents over 50% in interest of all stock entitled to vote. Subject to the express provisions of the Plan, options may be granted under the Plan at any time and from time to time after the adoption of the Plan by the Board, and prior to termination of the Plan, provided, however, that in the event that the Plan is not approved by stockholders of the Company as aforesaid, the Plan and all options granted thereunder shall be and become null and void.